                                                                     Exhibit 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                        MERISTAR HOTELS & RESORTS, INC.

                (Pursuant to Sections 242 and 245 of the General
                   Corporation Law of the State of Delaware)


          The undersigned Chief Financial Officer of MeriStar Hotels & Resorts, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST. The Corporation's present name is MeriStar Hotels & Resorts, Inc.;

          SECOND. The Corporation was originally incorporated under the name CMC Operating Company, and its original Certificate of Incorporation was duly filed with the Secretary of State of the State of Delaware on March 13, 1998. The Certificate of Amendment to change the name of the Corporation to MeriStar Hotels & Resorts, Inc. was duly filed with the Secretary of State of the State of Delaware on April 9, 1998;

          THIRD. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, as heretofore amended and now in effect;

          FOURTH. This Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware; and

          FIFTH. The text of the Corporation's Certificate of Incorporation is hereby amended and restated to read in full as follows:


                                   ARTICLE I
                                      NAME

          The name of the corporation is MeriStar Hotels & Resorts, Inc. (the "Corporation").


                                   ARTICLE II
                     ADDRESS; REGISTERED AGENT AND ADDRESS

          The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is Corporation Trust Company.


                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE IV
                                 CAPITALIZATION

          A.   Number of Shares.  The total number of shares of stock that the
               ----------------
Corporation shall have authority to issue is: one hundred ten million (110,000,000), which shall be one hundred million (100,000,000) shares of common stock, par value of one cent ($0.01) per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value of one cent ($0.01) per share (the "Preferred Stock").

          B.   Designation of Classes; Relative Rights, Etc.  The designation,
               ---------------------------------------------
relative rights, preferences and limitations of the shares of each class are as follows:

          1.   Preferred Stock.  The Board of Directors (the "Board") is
               ---------------
authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          2.   Common Stock.  Subject to the provisions of any applicable
               ------------
law or of the by-laws of the Corporation (the "By-laws"), as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock outstanding in his or her name on the books of the Corporation.

          3.   Consideration.  Subject to the provisions of this
               -------------
Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.


                                   ARTICLE V
                               BOARD OF DIRECTORS

          A.   General Powers.  This Article is inserted for the management of
               --------------
the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the "Board").

          B.   Number.  The Board shall consist of not less than three (3) and
               ------
not more than fifteen (15) members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board that would be in office, if no vacancy existed, whether or not present at a meeting.

          C.   Election.  Members of the Board need not be elected by written
               --------
ballot. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election.

          D.   Classes.  The Board shall be divided into three Classes,
               -------
designated "Class I," "Class II" and "Class III," respectively.

          E.   Term.  The initial term of office of Class I shall expire at the
               ----
first annual meeting of stockholders of the Corporation following the end of the Corporation's fiscal year ending December 31, 1998. The initial term of office of Class II shall expire at the first annual meeting of stockholders of the Corporation following the end of the Corporation's fiscal year ending December 31, 1999, and the initial term of office of Class III shall expire at the first annual meeting of stockholders of the Corporation following the end of the Corporation's fiscal year ending December 31, 2000. Commencing with the annual meeting of stockholders of the Corporation at which the initial term of office of the Class I directors expires, each director elected to succeed those directors whose terms have thereupon expired shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

          F.   Vacancies.  In the event of any increase or decrease in the
               ---------
authorized number of directors, each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal.

          G.   Filling Vacancies and Newly-Created Directors.  Subject to the
               ---------------------------------------------
rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          H.   Removal.  A director may be removed, with cause, by the
               -------
affirmative vote of not less than two-thirds of the votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in an election of directors at an annual meeting or at a special meeting of the stockholders called for the purpose of removing such director.

          I.  Holders of Preferred Stock. Notwithstanding Sections D through H,
              --------------------------
the holders of Preferred Stock shall be entitled to elect and remove directors on such terms as are set forth in any Preferred Stock Designation.

                                   ARTICLE VI
                               DIRECTOR LIABILITY

          A.   Limitation.  No director of the Corporation shall be personally
               ----------
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

          Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B.   Indemnification and Advance of Expenses.  To the extent not
               ---------------------------------------
prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Corporation determines to provide such indemnification.

          The Corporation shall reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General
            --------  -------
Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an under-taking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

          C.   Rights Not Exclusive.  The rights to indemnification and reim
               --------------------
bursement or advancement of expenses provided by, or granted pursuant to, this Section C shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section C shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          D.   Insurance.  The Corporation shall have power to purchase and
               ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

          E.   Binding Effect.  The rights to indemnification and to the
               --------------
advancement of expenses conferred in this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          F.   Procedural Rights.  The rights to indemnification and reim
               -----------------
bursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation

(including its directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          G.   Service Deemed at Corporation's Request.  Any director or officer
               ---------------------------------------
of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.


                                  ARTICLE VII
                              STOCKHOLDER MEETINGS

          A.   Notice and Place of Meeting.  Meetings of stockholders of the
               ---------------------------
Corporation may be held at such place, either within or outside the State of Delaware as may be designated by or in the manner provided in the By-laws.

          B.   Stockholder Action.  Any action required or permitted to be taken
               ------------------
by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          C.   Special Meetings.  Special meetings of stockholders of the
               ----------------
Corporation may be called at any time only by the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Board, by the President or by a majority of the directors, and any power of stockholders to call a special meeting is specifically denied. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.


                                  ARTICLE VIII
           STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS ETC.

          Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders, shall be given in the manner provided in the By-laws.

                                   ARTICLE IX
                                   AMENDMENTS

          A.   Certificate of Incorporation.  Notwithstanding any other
               ----------------------------
provisions of law, this Certificate of Incorporation or the By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in an election of directors shall be required to amend, repeal, or adopt any amendment to Sections D, E, F, G, H or I of Article V, Article VI or this Article IX of the Certificate of Incorporation.

          B.   By-Laws.  The By-laws may be altered or repealed and new By-laws
               -------
may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of not less than a majority of all votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in the election of directors, provided, however, that any proposed alteration or repeal of, or the adoption of any by-law inconsistent with, Sections 2.3, 2.13 or 2.14 of Article 2 of the By-laws, or any provision of Article 3 of the By-laws, by stockholders shall require the affirmative vote of not less than two-thirds of all votes entitled to be cast by all of the then outstanding shares of capital stock of the Corporation in an election of directors, or (ii) by the affirmative vote of a majority of the Board.


                                   ARTICLE X
                       OWNERSHIP AND TRANSFER RESTRICTIONS

          A.   Definitions.  For the purposes of this Article the following
               -----------
terms shall have the following meanings:

               "Beneficial Ownership" shall mean ownership of Shares by a
                --------------------
Covered Person either directly or under the constructive ownership rules of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings .

               "Charitable Beneficiary" shall mean an organization or
               ------------------------
organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

               "Code" shall mean the Internal Revenue Code of 1986, as
                ----
amended from time to time.

               "Covered Person" Shall mean (i) an individual, corporation,
                --------------
partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who or which (ii) Beneficially Owns outstanding shares of MeriStar REIT Equity Stock in excess of 9.8% of the value of the total outstanding shares of MeriStar REIT Equity Stock.

               "Excess Shares" shall mean Shares resulting from an event
                -------------
described in Section C of this Article.

               "Excess Share Trust" shall mean the trust created pursuant to
                ------------------

                                                                            9(1)

Section C and Section K of this Article.

               "Excess Share Trustee" shall mean a person, who shall be
               ----------------------
unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

               "Exchange" shall mean the New York Stock Exchange.
                --------

               "Fair Market Value" shall mean the last reported sales price on
               -------------------
the Exchange for Shares of the relevant class or series on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price for such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board.

               "MeriStar REIT Equity Stock" shall mean all outstanding shares of
                --------------------------
stock of MeriStar Hospitality Corporation, including, without limitation, common stock, par value $.01 per share, of MeriStar Hospitality Corporation, and shall include shares of such common stock or other shares of stock of MeriStar Hospitality Corporation that are held as Shares-in-Trust in accordance with
Article V of the charter of MeriStar Hospitality Corporation (or any successor provision of such charter).

               "Ownership Limit" shall mean 9.9%, of either (i) the total
                ---------------
combined voting power of all outstanding shares entitled to vote or (ii) the total number of outstanding Shares of the Corporation. The number and voting power of the outstanding Shares of any class or series of the Corporation shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

               "Purported Beneficial Transferee" shall mean, with respect to
                -------------------------------
any Excess Shares, the Covered Person who would have been the beneficial holder of the Shares, if the Shares had not been transferred to the Trust.

               "Purported Record Transferee" shall mean, with respect to any
                ---------------------------
purported Transfer which results in Excess Shares, the Covered Person who would have been the record holder of the Shares, if the Shares had not been transferred to the Trust.

               "REIT" shall mean a real estate investment trust under Section
                ----
856 of the Code.

          "REIT Provisions of the Code" shall mean Sections 856 through 860 of
           ---------------------------
the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

               "Restriction Termination Date" shall mean such date as may be
                ----------------------------
determined by the Board as the date on which the ownership and transfer restrictions set forth in this Article should cease to apply; provided that such
                                                              --------
date may not be prior to the date on which MeriStar Hospitality Corporation makes a public announcement that neither MeriStar Hospitality Corporation nor any affiliate of MeriStar Hospitality Corporation that, directly or indirectly, leases property to the Corporation, intends to qualify as a REIT.

               "Shares" shall mean the shares of the Corporation as may be
                ------
authorized and issued from time to time pursuant to Article IV.

               "Transfer" shall mean any sale, transfer, gift, assignment,
                --------
devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          B.   Ownership Limitation.
               --------------------

               1. Subject to Clause 3 of this Section B, until the Restriction Termination Date, no Covered Person, or Covered Persons acting as a group, shall Beneficially Own Shares in excess of the Ownership Limit;

               2. Subject to Clause 3 of this Section B, until the Restriction Termination Date, any Transfer that, if effective, would result in any Covered Person Beneficially Owning Shares of any class in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Covered Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares; and

               3. Nothing contained in this Article shall preclude the settlement of any transaction entered into through the facilities of the Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article.

          C.   Excess Shares.
               -------------

               1. If, notwithstanding the other provisions contained in this Article, at any time prior to the Restriction Termination Date, there is a Purported Transfer such that any Covered Person would Beneficially Own Shares of any class in excess of the applicable Ownership Limit, then Shares Beneficially Owned by such Covered Person in excess of the Ownership Limit shall be automatically designated as Excess Shares (without reclassification) until such Covered Person does not own Shares in excess of the applicable Ownership Limit. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after designation of such Shares owned directly by a Covered Person as Excess Shares, such Covered Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Covered Person constructively in excess of the Ownership Limit shall be designated as Excess Shares until such Covered Person does not own Shares in excess of the applicable Ownership Limit. Where such Covered Person owns Shares constructively through one or more Covered Persons and the Shares held by such other Covered Persons must be designated as Excess Shares, the designation of Shares held by such other Covered Persons as Excess Shares shall be pro rata.

               2. If, at any time prior to the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would cause any Covered Person to Beneficially Own Shares of any class in excess of the Ownership Limit, then, Shares Beneficially Owned by such Covered Person in excess of the Ownership Limit shall be automatically designated as Excess Shares to the extent necessary to eliminate such excess ownership. The designation of Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are designated as Excess Shares, Shares Beneficially Owned by any Covered Person who caused the Event to occur shall be designated as Excess Shares before any Shares not so held are designated. Where several similarly situated Covered Persons exist, the designation of Shares as Excess Shares shall be pro rata. If Shares held by any Covered Person are required to be designated as Excess Shares pursuant to this Clause 2 of this Section C of this Article, Shares beneficially held by such Covered Person shall first be designated before Shares Beneficially Owned constructively are designated. Where such Covered Person owns Shares constructively through one or more Covered Persons and the Shares held by such other Covered Persons must be designated as Excess Shares, the designation of Shares held by such other Covered Persons as Excess Shares shall be pro rata.

          D.   Prevention of Transfer.  If the Board or its designee shall at
               ----------------------
any time determine in good faith that a Transfer has taken place in violation of Section B of this Article or that a Covered Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of Section B of this Article, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any
                                                 --------  -------
Transfers or attempted Transfers in violation of Section B of this Article shall automatically result in the designation and treatment described in Section C of this Article, irrespective of any action (or non-action) by the Board.

          E.   Notice to Corporation.  Any Covered Person who acquires or
               ---------------------
attempts to acquire Shares in violation of Section B of this Article, or any Covered Person who is a transferee such that Excess Shares result under Section C of this Article, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event. Such Covered Person shall also provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT and shall execute and deliver such instruments and provide such further cooperation and assistance as the Board deems advisable to preserve the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT.

          F.   Information for Corporation.  Until the Restriction Termination
               ---------------------------
Date, each Covered Person who is a Beneficial Owner of Shares and each Covered Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to the status of MeriStar Hospitality Corporation or any of its affiliates as a REIT, to determine the status of MeriStar Hospitality Corporation or any of its affiliates as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          G.   Other Action by Board.  Subject to Section B of this Article,
               ---------------------
nothing contained in this Article shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the status of MeriStar Hospitality Corporation or any affiliate of MeriStar Hospitality Corporation as a REIT.

          H.   Ambiguities.  In the case of an ambiguity in the application of
               -----------
any of the provisions of this Article, including any definition contained in Section A, the Board shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it. In the event this Article requires or permits an action by the Board and the Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article.

          I.   Legend.  Each certificate for Shares shall bear substantially the
               ------
following legend:

          The securities represented by this certificate are subject to restrictions on ownership and transfer. This description is summary only, and is qualified in its entirety by reference to the full transfer restrictions in the Certificate of Incorporation of the Corporation, a copy of which will be supplied free of charge at any stockholder request. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, no Covered Person may Beneficially Own Shares in excess of 9.9% of either (i) the total combined voting power of all outstanding shares entiled to vote or
          (ii) the total number the outstanding Shares of the Corporation. Any Covered Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

          Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

          J.   Severability.  If any provision of this Article or any
               ------------
application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

          K.   Transfer of Excess Shares.  Upon any purported Transfer that
               -------------------------
results in Excess Shares pursuant to Section C of this Article, such Excess Shares shall be automatically transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary, if one does not already exist, within five days of the discovery of any designation of any Excess Shares; however, the failure to so name a Charitable Beneficiary shall not affect the designation of Shares as Excess Shares or the transfer thereof to the Excess Share Trustee. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as expressly provided in this Article.

          L.   Distributions on Excess Shares.  Any dividends (whether taxable
               ------------------------------
as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or (2) the price paid by the Purported Record Transferee for the Excess Shares, or if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust. Any such dividend or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been designated as Excess Shares shall be repaid, upon demand, to the Excess Share Trust for the benefit of the Charitable Beneficiary.

          M.   Voting of Excess Shares.  The Excess Share Trustee shall be
               -----------------------
entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken
        --------  -------
irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

          Notwithstanding the provisions of this Article, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          N.   Non-Transferability of Excess Shares.  Excess Shares shall be
               ------------------------------------
transferable only as provided in this Section N. At the direction of the Board of the Directors, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person or persons whose ownership of such Shares will not violate the Ownership Limit. If such a transfer is made to such a person or persons, the interest of the Charitable Beneficiary shall terminate the designation of such Shares as Excess Shares shall thereupon cease. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust, or (2) the price received by the Excess Share Trust from the sale or other disposition of the Excess Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. The Excess Share Trustee shall be under no obligation to obtain the highest possible price for the Excess Shares. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section N. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

          If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in trust and to hold such Excess Shares on behalf of the Corporation.

          O.   Call by Corporation on Excess Shares.  Excess Shares shall be
               ------------------------------------
deemed to have been offered for sale to the Corporation, or its designee, at a price equal to the lesser of (a) the price paid by the Purported Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust and (b) the Fair Market Value of the Excess Shares on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the Purported Transfer which resulted in such Excess Shares or (y) the date the Board determines in good faith that a Purported Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Purported Transfer pursuant to Section E of this Article but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section N of this Article. Unless the Board determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than the five years after the date the Corporation accepts the offer to purchase the Excess Shares. The Corporation shall pay interest at the applicable federal rate under Section 1274(d) of the Code, or any successor provision, to the Purported Record Transferee.

          P.   Underwritten Offerings.  The Ownership Limit shall not apply to
               ----------------------
the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that
(i) the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares and (ii) the underwriter Beneficially Owns (x) less than 10% of the value of the outstanding shares of MeriStar Hospitality Corporation and (y) less than 10% of the value of the outstanding shares of any affiliate of MeriStar Hospitality Corporation that is a REIT.

          Q.   Enforcement.  The Corporation is authorized specifically to seek
               -----------
equitable relief, including injunctive relief, to enforce the provisions of this Article.
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                                                                              16

          R.   Non-Waiver.  No delay or failure on the part of the Corporation
               ----------
or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

          IN WITNESS WHEREOF, MeriStar Hotels & Resorts, Inc. has caused this certificate to be signed on this 22nd day of July, 1998.

                              /s/ James A. Calder
                              ------------------------------------
                              Name: James A. Calder
                              Title: Chief Financial Officer